                                State of Delaware

                        Office of the Secretary of State




         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "RATTLESNAKE GOLD, INC.", CHANGING ITS NAME FROM "RATTLESNAKE GOLD, INC." TO "SHADOW WOOD CORPORATION", FILED IN THIS OFFICE ON THE FIFTH DAY OF SEPTEMBER, A.D. 1995, AT 1:30 O'CLOCK P.M.



                                            /s/ Edward J. Freel
                                            Edward J. Freel, Secretary of State
2157668  8100                               AUTHENTICATION:  8438890
971135864                                            DATE:  04-28-97

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 01:30 PM 09/05/1995
                                                          950200917 - 2157668

                            CERTIFICATE OF AMENDMENT

                         TO CERTIFICATE OF INCORPORATION

                                       OF

                             RATTLESNAKE GOLD, INC.

                  (changed herein to "SHADOW WOOD CORPORATION")


         In accordance with Section 242 of the Delaware Corporation Law Annotated, as amended, Rattlesnake Gold, Inc. (the "Corporation"), a Delaware corporation, does hereby adopt the following Certificate of Amendment (the "Amendment") to the Certificate of Incorporation.

         1. The Certificate of Incorporation of the Corporation is hereby amended by deleting Article I in its entirety and inserting the following in lieu thereof.

                                    ARTICLE I

                                      NAME

         The name of the Corporation hereby created shall be:

                             SHADOW WOOD CORPORATION

         2. Except as specifically provided herein, the provisions of the Corporation's Certificate of Incorporation shall remain unamended and shall continue in full force and effect.

         3. By execution of this Certificate of Amendment to the Certificate of Incorporation, the president and secretary of the Corporation do hereby certify that the foregoing amendment to the Certificate of Incorporation was adopted as amendments to the original Certificate of Incorporation of the Corporation by the shareholders of said Corporation at a special meeting of the shareholders of the Corporation in accordance with Section 242, Delaware Corporation Law Annotated.

         IN WITNESS WHEREOF, the foregoing Certificate of Amendment to the Certificate of Incorporation of Rattlesnake Gold. Inc., has been executed this 31st day of August, 1995.


ATTEST:                                RATTLESNAKE GOLD, INC.


/s/ Mark Archibald                     By   /s/ Edward Dallin Bagley
Mark Archibald                              Edward Dallin Bagley, President







STATE OF UTAH                       )
                                    : ss.
COUNTY OF DAVIS                     )

         On this 31st day of August, 1995, personally appeared before me Edward Dallin Barley and Mark Archibald, who being by me duly sworn did say, each for themselves, that he, the said Edward Dallin Bagley, is the president, and he, the said Mark Archibald, is the secretary, respectively, of Rattlesnake Gold, Inc., and that they are the persons who executed the foregoing Certificate of Amendment to the Certificate of Incorporation for and on behalf of Rattlesnake Gold, Inc., and that the statements contained therein are true.

         WITNESS MY HAND AND OFFICIAL SEAL.


                                                  /s/ Elizabeth Maloy
                                                  Elizabeth Maloy
                                                  NOTARY PUBLIC
                                                  Residing in Davis City, Utah
My Commission Expires:
         11/1/97


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